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                                                                    EXHIBIT 15.1

                        [Arthur Andersen LLP Letterhead]


To Camco International Inc.:

We are aware that Camco International Inc. has incorporated by reference in this Form S-8 registration statement its Form 10-Q for the quarter ended March 31, 1997, which includes our report dated April 15, 1997, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.


ARTHUR ANDERSEN LLP

Houston, Texas
June 11, 1997